EXHIBIT 3.1

     Articles of Incorporation and Amendments to Articles of Incorporation

                            ARTICLES OF INCORPORATION

                                       OF

                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.

                                    ARTICLE I
                                    ---------
     The name of the corporation is Rocky Mountain Financial Enterprises, Inc. (the "Corporation").
                                   ARTICLE II
                                   ----------

The Corporation shall have perpetual existence.


                                   ARTICLE III
                                   -----------

        The nature of the business, the object of and the purpose for which the Corporation is created is to engage in the transaction of all lawful business for which corporations may be incorporated under and pursuant to the laws of the State of Colorado.

                                   ARTICLE IV
                                   ----------

        The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado including, but not limited to, the power to enter into general partnerships, limited partnerships (whether the Corporation be a limited or general partner), joint ventures, syndicated pools, associations and other arrangements for carrying on one or more of the purposes set forth in Article III hereof, jointly or in common with others. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of its corporate purposes.

                                    ARTICLE V
                                    ---------

A.      Authorized Shares
        -----------------

        The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 10,000 shares of common stock with no par value, and 10,000 shares of preferred stock with no par value. The consideration for the issuance of shares of stock of the Corporation may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation All shares of fully paid and stock of the Corporation when issued shall be nonassessable.

B.    Common Stock
      ------------

        (a) After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

        (b) After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.

        (c) Except as may otherwise be required by law, each holder of the common stock shall have one vote in respect of each share of the common stock held by such holder on all matters voted upon by the shareholders.

C.    Preferred Stock
      ---------------

        Shares of preferred stock may be divided into such series as may be established, from time to time, by the Board of Directors. The Board of Directors, from time to time, may fix and determine the relative rights and preferences of the shares of any series so established.

D.    Transfer Restrictions
      ---------------------

        The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of stock from time to time issued, or any interest therein; provided, however, that any such restrictions, or notice of the substance thereof, shall be set forth upon the face or back of the certificates representing such shares of stock.

E.    Preemptive Riqhts
      -----------------

        The owners of shares of stock of the Corporation shall not be entitled as a right to purchase or subscribe for any unissued or treasury shares of the Corporation of any class or series, or anyadditional shares of the Corporation of any class or series to be issued by reason of any increase in the authorized shares of the Corporation of any class or series, or any bonds, certificates of indebtedness, debentures or other securities, rights, warrants, or options convertible into shares of the Corporation of any class or series.

F.      Majority Vote
        -------------

        In any and every action where the vote or concurrence of greater than a majority of shareholders is required, to the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. 7-4-118), as the same now exists or may hereafter be amended, such requirement shall be reduced to the vote or concurrence of a majority of the shareholders.

                                   ARTICLE VI
                                   ----------

        The private property of the shareholders of the Corporation shall not be subject to the payment of the debts, liabilities or obligations of the Corporation.

                                   ARTICLE VII
                                   -----------

        The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Colorado. The number of directors of the Corporation shall be no fewer than three; provided, however, that if all outstanding shares of stock of the Corporation entitled to vote in the election of directors of the Corporation are held of record by fewer than three shareholders, there need be only as many directors as there are shareholders of record. Subject to such limitation, the number of directors shall be fixed by resolution of the Board of Directors and may be increased or decreased by resolution of the Board of Directors, but no decrease shall have the effect of shortening the term of any incumbent director. At such time, if any, when the Board of Directors consists of six or more members, in lieu of electing the whole number of directors annually, the Board of Directors may by appropriate resolution divide the directors into either two or three classes, each class to be as nearly equal in number as possible, the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any, to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until thesecond succeeding annual meeting, if there are two classes, or until the third succeeding annual meeting, if there are three classes. No classification of directors shall be effective prior to the first annual meeting of shareholders.
                                  ARTICLE VIII
                                  ------------

        The initial Board of Directors shall consist of two members. The names and addresses of the persons who shall serve as the directors until the first annual meeting of shareholders or until their successors are duly elected and qualified are as follows:

Name                                                       Address

Mark S. Urich                                 6312 South Fiddler's Green Circle,
                                   Suite 200N
                            Englewood, Colorado 80111


Gregory E. Boyd                               6312 South Fiddler's Green Circle,
                                   Suite 200N
                            Englewood, Colorado 80111


                                   ARTICLE IX
                                   ----------

        Cumulative voting in the electionof directors of the Corporation shall not be allowed.

                                    ARTICLE X
                                    ---------

A.    Power to Indemnify
      ------------------

        To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. 7-3-101.5), as the same now exists or may hereafter be amended, the Corporation shall indemnify its directors and officers. Other employees, trustees and agents of the Corporation may be indemnified by the Corporation upon such terms and conditions, consistent with applicable law, as the Board of Directors deems appropriate.

B.    Expenses Payable in Advance
      ---------------------------

     To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. 7-3-101.5), as the same now exists or may hereafter be amended, the Corporation shall pay for or reimburse the reasonable expenses of its directors and officers who are parties to a proceeding that is or may be subject to indemnification under this Article X in advance of the final disposition of such proceeding. Such expenses incurred by other employees, trustees and agents may be so paid upon such terms and conditions, consistent with applicable law, as the Board of Directors deems appropriate.

C.      Non-exclusivity
        ---------------

        The indemnification and the advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which the person seeking such indemnification or advancement may be entitled under any law, Bylaw, agreement, contract, vote of shareholders or Board of Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to actions in such person's official capacity and as to actions in another capacity while holding such office. The provisions of this Article X shall not be d~emed to preclude any person being indemnified who is not specified in this Article X but with respect to which the Corporation has the power or obligation to indemnify under the provisions of the laws of the State of Colorado or otherwise.

D.    Insurance
      ---------

        The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who, while a director, officer, employee, fiduciary or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against or incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the laws of the State of Colorado or otherwise. Any such insurance may be procured from any insurance company designated by the Board of Directors of the Corporation, whether such insurance company is formed under the laws of the State of Colorado or any other jurisdiction of the United States or elsewhere, including any insurance company in which the Corporation has equity or any other interest, through stock ownership or otherwise.

E.    Survival
      --------

        The indemnification and the advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment of this Article X shall affect any right of any director, officer, employee, fiduciary, agent or other person based on any event or proceeding occurring prior to such amendment.

F.      Meaninq of "Corporation" for Purposes of Article X
        --------------------------------------------------

        For purposes of this Article X, reference to the "Corporation" shall include, in addition to any resulting or surviving corporation of the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees, fiduciaries or agents, so that any person who is or was a director, officer, employee, fiduciary or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, trust, joint venture, syndicate or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

G.    Elimination of Personal Liability of Directors
      ----------------------------------------------

        To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. 7-3-101), as the same now exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director.

                                   ARTICLE XI
                                   ----------

        To the fullest extent permitted by the laws of the State of Colorado (currently set forth in C.R.S. 7-5-114.5), as the same now exists or may hereafter be amended, no contract or transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are d/rectors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer was present at or participated in the meeting of the board or committee thereof which authorized, approved, or ratified the contract or transaction or solely because such person's or their votes were counted for such purpose.

                                   ARTICLE XII
                                   -----------

     The Corporation's principal place of business in the State of Colorado shall be 6312 South Fiddler's Green Circle, Suite 200N, Englewood, Colorado, 80111 or such other address as the Board of Directors may designate. The address of the Corporation's initial registered office shall be the Law Offices of Fay
M. Matsukage, Stanford Place 3, Suite 201, 4582 South Ulster Street Parkway,

Denver, Colorado 80237-2633 and the name of the Corporation's initial registered agent at such address is Fay M. Matsukage.

                                  ARTICLE XIII
                                  ------------

        The Board of Directors shall have the power to formulate and adopt the Bylaws of the Corporation and from time to time amend, alter, repeal or supplement any provision of such Bylaws as it deems proper for the administration and regulation of the affairs of the Corporation.

                                   ARTICLE XIV
                                   -----------

        The right is reserved to the Board of Directors from time to time to amend, alter, repeal or supplement any provisions of these Articles of Incorporation in any manner now or hereafter prescribed or permitted by the laws of the State of Colorado, and the rights of the shareholders of the Corporation shall be subject to the right reserved to the Board of Directors pursuant to this Article XIV.

                                   ARTICLE XV
                                   ----------

     The name and address of the incorporator of the Corporation is Fay M. Matsukage, Law Offices of Fay M. Matsukage, Stanford Place 3, Suite 201, 4582 South Ulster Street Parkway, Denver Colorado 80237-2633.

        IN WITNESSWHRREOF, the undersigned incorporator has executed these Articles of Incorporation this 30th day of November, 1993.

                                              By /s/ Fay M. Matsukage

                                              Fay M. Matsukage
                                              Incorporator

STATE OF COLORADO                      )
                                       )  SS.
CITY AND COUNTY OF DENVER              )

        Personally appeared before me this 30th day of November, 1993, Fay M. Matsukage who, being first duly sworn, declared that she executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of her knowledge and belief.

        Witness my hand and official seal.

                              /s/ Brenda M. Johnson
                                  Brenda M. Johnson  Notary Public

My commission expires:

9-9-96

1:ARTICLES

                              ARTICLES OF AMENDMENT

                                     TO THE
                                                           941050670     $25.00
                                                        SOS    05-03-94   08:30
                            ARTICLES OF INCORPORATION

                                       OF

                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.



     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation, adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is Rocky Mountain Financial Enterprises, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted April 21, 1994 by vote of the shareholders.The number of shares voted for the amendment was sufficient for approval.



                                    ARTICLE V
                                    ---------

Authorized Shares
-----------------

        The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock with no par value, and 5,000,000 shares of preferred stock with no par value. The consideration for the issuance of shares of stock of the Corporation may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. All shares of stock of the Corporation when issued shall be fully paid and nonassessable.

     THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for the amendment shall be effected, is as follows: None.

     FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: None.

                                                   ROCKY MOUNTAIN FINANCIAL
                                                   ENTERPRISES, INC.



(SEAL)
                                              By: /s/ Gregory E. Boyd
                                                      Gregory E. Boyd, President

                                              By: /s/ Mark S. Urich,
                                                      Mark S. Urich Secretary

STATE OF COLORADO                     )
                                      )  SS.
COUNTY OF ARAPAHOE                    )


        Subscribed and sworn to before me this 28th day of April, 1994.

My Commission expires 9/9/96

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                   ROCKY MOUNTAIN FINANCIAL ENTERPRISES, INC.

     Pursuant  to  the  provisions  of  the  Colorado   Corporation   Code,  the
undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation

     FIRST: The name of the corporation is Rocky Mountain Financial Enterprises, Inc.

     SECOND: The following amendment to the Articles of Incorporation was adopted on April 21, 1994 by vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                                    ARTICLE V
                                    ---------

        A.     Authorized Shares
               -----------------

        The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock with no par value, and 5,000,000 shares of preferred stock with no par value. The consideration for the issuance of shares of stock of the Corporation may be paid in whole or in part in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. All shares of stock of the Corporation when issued shall be fully paid and nonassessable:

     THIRD: The manner, if not set forth in such amendment, in which any exchange reclassification, or cancellation of issued shares provided for the amendment shall be effected, is as follows: None.

     FOURTH: The manner in which such amendment effects a change in thc amount of stated capital, and the amount of stated capital as changed by such amendment are as follows: None.

                                                     ROCKY MOUNTAIN FINANCIAL
                                                     ENTERPRISES, INC.


(SEAL)
                                              By:/s/Gregory E. Boyd
                                              ---------------------
                                                    Gregory E. Boyd, President

                                              By:/s/Mark S. Urich
                                              -------------------
                                                    Mark S. Urich, Secretary



STATE OF COLORADO                     )
                                      ) SS.
COUNTY OF ARAPAHOE                    )


        Subscribed and sworn to before me this 28th day of April, 1994.

My Commission expires 9/9/96.


                              /s/Brenda M. Johnson
                                        --------------------
                                  Notary Public